®

PRESS RELEASE

www.inhibitex.com

CONTACTS:
Inhibitex, Inc.
Russell H. Plumb
Chief Executive Officer
(678) 746-1136
rplumb@inhibitex.com

Lilian Stern (Investors)
Stern Investor Relations, Inc.
(212) 362-1200
lilian@sternir.com

FOR IMMEDIATE RELEASE

INHIBITEX RECEIVES NASDAQ NOTIFICATION

ATLANTA, GA – January 14, 2008 — Inhibitex, Inc. (Nasdaq: INHX), a biopharmaceutical company focused on developing products to treat and prevent serious infectious diseases, announced today that it has received notice from The NASDAQ Stock Market (“NASDAQ”) stating that for 30 consecutive business days the bid price for the Company’s common stock has closed below the minimum $1.00 per share required by Marketplace Rule 4450(a)(5) for continued listing on the NASDAQ Global Market. This notification has no effect on the listing of the Company’s common stock at this time.

The January 10, 2008 letter indicates that in accordance with Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until July 8, 2008, to regain compliance with the minimum $1.00 per share bid requirement. The letter further indicates that the Company may regain compliance with Marketplace Rule 4450(a)(5) if at any time before July 8, 2008, the bid price of the Company’s common stock closes at $1.00 per share or above for a minimum of 10 consecutive business days.

In the event Inhibitex does not regain compliance with the minimum bid price rule by July 8, 2008, NASDAQ will provide the Company with written notification that its common stock will be delisted from the NASDAQ Global Market. At that time, the Company may appeal NASDAQ’s determination to delist its common stock. Alternatively, pursuant to Marketplace Rule 4450(i), the Company can apply to transfer its listing to the NASDAQ Capital Market if its common stock satisfies all criteria under Marketplace Rule 4310 (c) for initial inclusion on such market, other than compliance with the minimum bid price rule. If its application is approved, the NASDAQ Marketplace Rules provide that the Company will be afforded an additional180 calendar days to comply with the minimum bid price rule while listed on the NASDAQ Capital Market.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the development of products that can treat or prevent serious infections. In addition to its emerging antiviral pipeline that includes FV-100 for the treatment of shingles, HIV integrase inhibitors, HCV polymerase inhibitors and a series of compounds to address cytomegalovirus (CMV) infections, the Company has several development programs and collaborations based upon its proprietary MSCRAMM® protein platform. These include Aurexis®, a humanized monoclonal antibody being developed for the treatment of serious Staphylococcus aureus bloodstream infections for which the Company has completed a Phase II clinical trial, as well as license agreements with Wyeth for the development of staphylococcal vaccines and 3M for the development of diagnostics.

For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this press release, including those related to any statements relating to the Company’s possible delisting from The NASDAQ Global Market, any statements regarding listing on another NASDAQ market, any appeal from a decision to delist the Company’s common stock and any other statements that are forward-looking statements. These plans, intentions, expectations or time estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including risks that the results of future preclinical and clinical studies may not confirm prior findings and support the further development of the Company’s programs, including FV-100; the Company not obtaining regulatory approval to advance the development of FV-100; FV-100 not proving to be efficacious in reducing shingles-related symptoms in patients in future clinical trials and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, or SEC, on March 16, 2007, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2007 as filed with the SEC on May 10, August 9, and November 9, 2007, respectively. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex®, MSCRAMM® and Aurexis® are registered trademarks of Inhibitex, Inc.

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